Exhibit (c)(vii) P PRE REL LI IMI MINA NAR RY Y DRA DRAF FT T C C on on fifid de en nttiia all Project Rover Special Committee Discussion Materials July 4, 2024

Overview of Rover Management Plan and Preliminary Valuation Analyses 2

Rover Management P&L Summary

- The Rover Management Plan used in the following analyses was provided by Rover Management in April 2024, and is the same model used in analyses presented to the Special Committee on April 17th, 2024
- Since the April model was prepared, Rover announced Q1 2024 results that were slightly below analyst consensus (on revenue) and lowered 2024 revenue guidance
- Additionally, in May, Ascension announced a cyber breach which will impact Rover's business results in 2024 and 2025, which is not reflected in the model
- The following analyses are updated to reflect Rover's latest public balance sheet (as of March 31, 2024) and updated equity capitalization detail (as of June 18, 2024) provided by Rover Management

($ in millions, except per share values)

	Historicals			Management Plan							
	Calendar Year Ended December 31,										'24B-'30E
	2021A	2022A	2023A	2024B	2025E	2026E	2027E	2028E	2029E	2030E	CAGR
Revenue	**$1,475**	**$1,806**	**$2,254**	**$2,666**	**$2,913**	**$3,123**	**$3,392**	**$3,677**	**$3,962**	**$4,261**	***8.1%***
% growth		*22.5%*	*24.8%*	*18.3%*	*9.2%*	*7.2%*	*8.6%*	*8.4%*	*7.8%*	*7.5%*	
Gross Profit	**$567**	**$758**	**$1,025**	**$1,202**	**$1,326**	**$1,457**	**$1,612**	**$1,750**	**$1,874**	**$2,007**	***8.9%***
% margin	*38.5%*	*41.9%*	*45.5%*	*45.1%*	*45.5%*	*46.7%*	*47.5%*	*47.6%*	*47.3%*	*47.1%*	
(-) Support Costs	(221)	(334)	(410)	(547)	(560)	(583)	(611)	(641)	(673)	(706)	
Adj. EBITDA	**$346**	**$424**	**$614**	**$655**	**$766**	**$874**	**$1,001**	**$1,109**	**$1,202**	**$1,301**	***12.1%***
% margin	*23.5%*	*23.5%*	*27.3%*	*24.6%*	*26.3%*	*28.0%*	*29.5%*	*30.1%*	*30.3%*	*30.5%*	
(-) Depreciation & Amortization	(78)	(172)	(278)	(341)	(346)	(363)	(375)	(388)	(402)	(416)	
(-) Stock-Based Compensation	(77)	(65)	(72)	(84)	(92)	(95)	(100)	(108)	(117)	(125)	
(-) Non-Recurring Costs	(56)	(190)	(117)	(114)	(60)	(35)	(30)	(30)	(30)	(30)	
Income from Operations	**$136**	**($3)**	**$148**	**$117**	**$268**	**$381**	**$496**	**$582**	**$653**	**$729**	***35.7%***

Note: Rover Management Plan provided by Rover Management in April 2024.

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Overview of Rover Management Plan

Legend: Street (green) | Rover Mgmt. Plan (blue)

Revenue ($MM)



Actual
Projection
Budget
2024E Rev. Guidance(2)
$2,600 - $2,640
Organic Rev.(1)
Excludes $295M rev. contribution from Acclara
$2,317
$2,316
$1,475
$1,806
$2,254
$2,666
$2,611
$2,918
$2,913
$3,209
$3,123
$3,691
$3,392
$4,070
$3,677
$3,962
$4,261
CY24E-CY28E CAGR: 12%
CY24E-CY30E CAGR: 8%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E
Forecast vs. Street:	2.1%	(0.2%)	(2.7%)	(8.1%)	(9.6%)
# Brokers:	16	16	10	3	3

Adjusted EBITDA ($MM)



Actual
Projection
Budget
2024E EBITDA Guidance(2)
$625 - $650
Organic EBITDA(1)
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
$621
+1% gr.
$608
(1%) gr.
$346
$424
$614
$655
$642
$770
$766
$880
$874
$1,016
$1,001
$1,143
$1,109
$1,202
$1,301
CY24E-CY28E CAGR: 16%
CY24E-CY30E CAGR: 12%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Street EBITDA Gr.:	4.5%	19.9%	14.4%	15.3%	12.6%		
Mgmt. EBITDA Gr.:	6.7%	16.9%	14.1%	14.5%	10.7%	8.4%	8.2%
Forecast vs. Street:	2.1%	(0.5%)	(0.7%)	(1.4%)	(3.1%)		
# Brokers:	16	16	10	3	3		

Revenue Growth YoY (%)



Actual
Projection
Budget
5%
3%
Organic Rev. Gr.(1)
Excludes $295M rev. contribution from Acclara
16%
22%
25%
18%
16%
12%
9%
10%
7%
15%
9%
10%
8%
8%
8%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Adjusted EBITDA Margin (%)



Actual
Projection
Budget
26%
26%
23%
23%
27%
Organic EBITDA Mgn.(1)
Excludes $34M EBITDA contribution from Acclara (11% mgn.)
25%
25%
26%
26%
28%
27%
30%
28%
30%
28%
30%
31%
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Source: Company filings and FactSet as of July 3, 2024. Rover Management Plan provided by Rover Management in April 2024.
Note: Historical statistics per latest available publicly filed Rover financial statements. Street consensus estimates for 2029E and onwards are excluded due to limited broker coverage.

(1) Organic statistics pro forma for the acquisition of Acclara announced on December 6, 2023; statistics per Rover Management as April 2024.
(2) Per Rover Q1'24 earnings announcement dated May 8, 2024.

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Rover NTM EBITDA Multiples and Selected Statistics Over Time

From January 2, 2017 to Current (July 3, 2024)


COVID-19
NTM EBITDA Mult.
NTM Rev. Gr.
NTM EBITDA Mgn.
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
70%
60%
50%
40%
30%
20%
10%
0%
Jan-17
Jan-18
Jan-19
Jan-20
Jan-21
Jan-22
Jan-23
Jan-24
Jan. 10, 2022
Rover announces 100% stock acquisition of Cloudmed for $4.1Bn
1-Day Price Rxn.: (1%)
Feb. 26, 2024
Public filing of the NMC Initial Draft Proposal for $13.75 / share (all-cash) and issuance of open letter regarding NMC Initial Draft Proposal by Coliseum Capital
1-Day Price Rxn.: +25%
Jul. 1, 2024
NMC requested standstill waiver to submit proposal and publicly disclosed the NMC Revised Draft Proposal of $13.25 / share
1-Day Price Rxn.: (13%)
Unaffected NTM EBITDA Mult. (2/23)(2): 10.7x
Current: 11.0x
NTM EBITDA Margin: 25%
NTM Rev. Growth: 17%

	Average Statistics Over Time								Unaffected (2)	
	2017	2018	2019	2020	2021	2022	2023	2024YTD (1)	(2/23/24)	Current
NTM EBITDA Mult.	-	29.1x	17.8x	17.4x	23.6x	18.3x	13.2x	9.3x	10.7x	11.0x
NTM Rev. Gr.	79%	80%	30%	8%	16%	15%	13%	13%	19%	17%
NTM EBITDA Mgn.	2%	7%	14%	19%	23%	26%	27%	27%	25%	25%
NTM EBITDA Gr.	NM	NM	NM	30%	33%	18%	17%	10%	11%	7%

Source: FactSet as of July 3, 2024. Note: Limited analyst coverage for Rover until August 2017.
Note: Certain statistics shown pro forma for Rover's acquisition of Cloudmed from June 21, 2022 to August 2, 2023.
(1) Average statistics in 2024 calculated up until February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(2) Statistics based on Rover's stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.

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Qatalyst PARTNERS

Average Trading Statistics Over Time Unaffected (4) 2017 2018 2019 2020 2021 2022 2023 2024YTD (4) (2/23(/ 42 )4) Current Rover Long-Term Trading Rover (1) NM 29.1x 17.8x 17.4x 23.6x 18.3x 13.2x 9.3x 10.7x 11.0x NTM Rev. Gr. 79% 80% 30% 8% 16% 15% 13% 13% - 17% NTM EBITDA Gr. NM NM NM 30% 33% 18% 17% 10% - 7% NTM EBITDA Mgn. 2% 7% 14% 19% 23% 26% 27% 27% - 25% vs. Selected Companies Selected HCIT (2) 16.1x 19.2x 18.0x 18.3x 21.8x 19.4x 16.1x 12.8x 13.4x 10.9x NTM Rev. Gr. 20% 12% 14% 13% 13% 17% 13% 9% - 9% NTM EBITDA Gr. (2%) (17%) 198% (8%) 23% 21% 32% 4% - (2%) From January 2, 2017 to Current (as of July 3, 2024) NTM EBITDA Mgn. 20% 21% 19% 14% 14% 11% 15% 17% - 18% Selected Business Process Outsourcing (3) 12.0x 12.9x 13.1x 13.4x 13.8x 12.5x 10.7x 8.8x 9.3x 8.9x NTM Rev. Gr. 9% 11% 10% 2% 10% 11% 10% 6% - 6% NTM EBITDA COVID-19 NTM EBITDA Gr. 19% 20% 21% 2% 7% 11% 11% 8% - 7% Multiple NTM EBITDA Mgn. 17% 17% 18% 18% 21% 22% 22% 22% - 22% 24.0x Legend Rover 22.0x (2) Selected Healthcare Information Technology (3) Selected Business Process Outsourcing 20.0x 18.0x 16.0x 14.0x Unaffected (5) (2/23) : 10.7x 12.0x Current: 11.0x Selected HCIT Current: 10.9x 10.0x Selected BPO Current: 8.9x 8.0x 6.0x 4.0x Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 Jan-23 Jan-24 Source: FactSet as of July 3, 2024. Limited analyst coverage for Rover until August 2017. (4) 2024YTD average statistics for Rover calculated up until February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Note: Certain statistics shown pro forma for Rover’s acquisition of Cloudmed from June 21, 2022 to August 2, 2023. Proposal. (1) Rover revenue growth is not pro forma for acquisitions. (5) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC 6 (2) Selected healthcare information technology group includes HealthEquity, Evolent Health, Progyny, Omnicell, HealthStream, Premier, Phreesia, Initial Draft Proposal. Health Catalyst, and TruBridge. Excludes Waystar due to limited trading history. (3) Selected business process outsourcing group includes Genpact, Exlservice, and WNS. CONFIDENTIAL | PRELIMINARY DRAFT

CY25E Operating Statistics of Selected Companies

Legend
- *Selected Healthcare Information Technology*
- *Selected Business Process Outsourcing*



CY25E Rev. ($MM):
$2,918 | $2,913 | $498 | $1,438 | $2,988 | $1,339 | $343 | $968 | $355 | $1,138 | $310 | $1,285 | $2,017 | $1,408 | $4,872
CY24E-25E Revenue Growth
Median: 10%
Median: 9%
Rover (Street) 12%
Rover (Mgmt.) (1) 9%
Phreesia 18%
Progyny 16%
Evolent Health 16%
HealthEquity 14%
Health Catalyst 11%
Waystar 10%
TruBridge 7%
Omnicell 6%
HealthStream 5%
Premier (0%)
ExlService 12%
WNS 9%
Genpact 6%
CY24E-25E Adjusted EBITDA Growth
Median: 18%
Median: 8%
Rover (Street) 20%
Rover (Mgmt.) (1) 17%
Health Catalyst 50%
Evolent Health 31%
Omnicell 31%
Progyny 19%
HealthEquity 18%
TruBridge 14%
Waystar 8%
HealthStream 6%
Premier (2%)
Phreesia NM
WNS 19%
Genpact 8%
ExlService 8%
Adjusted EBITDA Margin
Median: 16%
Median: 20%
Rover (Street) 26%
Rover (Mgmt.) (1) 26%
HealthEquity 41%
Waystar 39%
Premier 30%
HealthStream 23%
Progyny 18%
TruBridge 15%
Omnicell 12%
Evolent Health 11%
Health Catalyst 11%
Phreesia 10%
WNS 28%
ExlService 20%
Genpact 19%

Source: FactSet as of July 3, 2024.
Note: Rover consensus estimates shown are current (as of July 3, 2024).
'NM' denotes CY24E-25E EBITDA growth of >50% and <(50%).
(1) Rover Management Plan provided by Rover Management in April 2024.

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Catalyst PARTNERS

Legend Selected Healthcare Information Technology Selected Business Process Outsourcing CY25E Trading Statistics of Selected Companies (1) EV ($Bn): $7.3 $8.5 $5.0 $0.8 $1.2 $2.4 $2.0 $1.3 $3.2 $0.4 $0.3 $5.4 $2.6 $6.8 Current: 2.5x Median: 1.6x Median: 1.8x @ NMC (2) Proposal : 2.9x 6.3x 5.2x 2.7x 2.5x 2.5x 2.4x 1.8x 1.6x 1.4x 1.7x 1.2x 1.1x 1.0x 0.9x Rover HealthEquity Waystar HealthStream Phreesia Progyny Premier Omnicell Evolent Health TruBridge Health Catalyst ExlService WNS Genpact (Unaffected) (1) Prior SC (3) 10.1x 30.8x 15.1x - 9.9x 10.2x 12.9x 10.6x 6.9x 5.3x 5.6x 11.3x 6.7x 5.7x (4) Mtg. (4/17) Current: Median: 9.9x 9.5x Median: 7.4x (4) Prior (4/17 SC Mtg.) : 10.2x (4) Prior (4/17 SC Mtg.) : 6.2x @ NMC (2) 25.4x Proposal : 10.9x 15.3x Illustrative FT CY+1 13.3x 13.0x EBITDA Range: 8.0x – 12.0x 11.1x 10.0x 9.8x 9.1x 9.2x 8.1x 7.4x 6.9x 6.5x 5.3x Rover Phreesia HealthEquity Waystar HealthStream Omnicell Evolent Health Progyny Health Catalyst TruBridge Premier ExlService Genpact WNS (Unaffected) (1) Source: FactSet as of July 3, 2024. (3) Based on then-current CY25E Adj. EBITDA multiple. (1) Statistics based on Rover’s stock price and consensus estimates as of February 23, 2024, the trading day prior to public filing of the (4) Reflects statistics as of prior Special Committee meeting on April 17, 2024. Excludes Waystar due to IPO on June 7, 2024. 8 NMC Initial Draft Proposal. (2) Reflects NMC Revised Proposal received on July 2, 2024. CONFIDENTIAL | PRELIMINARY DRAFT CY25E Adj. EBITDA CY25E Revenue Multiple Multiple

Illustrative EBITDA-Based Future Trading

Present Value of Future Rover Share Price Based on a Range of EBITDA Multiples

Financial Summary

	Street Case (3) Current CY25E	Street Case (3) 1-Year CY26E	Street Case (3) 2-Year CY27E	Street Case (3) '24E-'27E CAGR	Rover Management Plan (4) Current CY25E	Rover Management Plan (4) 1-Year CY26E	Rover Management Plan (4) 2-Year CY27E	Rover Management Plan (4) 24E-'27E CAGR
Revenue:	$2,918	$3,209	$3,691	*12%*	$2,913	$3,123	$3,392	*8%*
% Growth:	*12%*	*10%*	*15%*		*9%*	*7%*	*9%*	
EBITDA:	$770	$880	$1,016	*17%*	$766	$874	$1,001	*15%*
% Margin:	*26%*	*27%*	*28%*		*26%*	*28%*	*30%*	

Present Share Price (14.5% Cost of Equity)

Present Value Per Share as of March 31, 2024 (Assuming an Illustrative 14.5% Cost of Equity)



Range of CY+1 EBITDA Multiples
12.0x
Rover CY25E Unaff. Mult. (2/23)(1)
9.1x
8.0x
$15.05
$10.54
$8.74
$15.49
$11.03
$9.29
$16.48
$12.04
$10.32
NMC Proposal (7/2/24) (2): $13.25
Unaffected Price (2/23/24) (1): $11.10
$14.96
$10.47
$8.67
$15.52
$11.09
$9.37
$16.20
$11.83
$10.12

Future Value Per Share

Future Share Price	Street Case CY25E	Street Case CY26E	Street Case CY27E	Rover Management Plan CY25E	Rover Management Plan CY26E	Rover Management Plan CY27E
12.0x	*$15.05*	*$17.73*	*$21.61*	*$14.96*	*$17.77*	*$21.24*
9.1x	*$10.54*	*$12.63*	*$15.79*	*$10.47*	*$12.70*	*$15.50*
8.0x	*$8.74*	*$10.64*	*$13.52*	*$8.67*	*$10.73*	*$13.27*

Note: FactSet as of July 3, 2024.
Assumes shareholders incur ~1% annual dilution through issuance of equity awards throughout the projection period per Rover Management.
(1) Unaffected statistics as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(2) Reflects NMC Revised Proposal received on July 2, 2024.
(3) FactSet consensus estimates as of July 3, 2024.
(4) Rover Management Plan provided by Rover Management in April 2024.

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Highly Preliminary and Subject to Change Highly Illustrative Rover Cash Flow Model ($MM) Rover Standalone Financial Performance (1) '24E- Q3-Q4 Terminal '30E CY2024E CY2025E CY2026E CY2027E CY2028E CY2029E CY2030E CAGR Revenue $1,416 $2,913 $3,123 $3,392 $3,677 $3,962 $4,261 8% % Growth - 9% 7% 9% 8% 8% 8% Adjusted EBITDA $381 $766 $874 $1,001 $1,109 $1,202 $1,301 12% % Margin 27% 26% 28% 30% 30% 30% 31% Net Operating Profit After Taxes $168 $340 $407 $489 $531 $582 $640 % Margin 12% 12% 13% 14% 14% 15% 15% Unlevered Free Cash Flow $189 $425 $524 $602 $640 $689 $743 26% % Growth - 15% 17% 18% 17% 17% 17% % Margin 13% 15% 17% 18% 17% 17% 17% Memo: Annual Dilution 0% 1% 1% 1% 1% 1% 2% Memo: Cumulative Dilution 0% 1% 3% 4% 5% 7% 9% (1) Rover Management Plan provided by Rover Management in April 2024. 10 CONFIDENTIAL | PRELIMINARY DRAFT

Highly Preliminary and Subject to Change

Highly Illustrative Rover Discounted Cash Flow Analysis

Summary of Valuation Assumptions

- *Unlevered free cash flow projections and terminal value discounted to June 30, 2024 using mid-period convention*
- *Excludes impact of stock-based compensation, amortization of intangibles, depreciation and non-recurring expenses in unlevered free cash flow*
- *Weighted average cost of capital range of 10.5% to 13.0%*
- *Terminal value based on perpetuity growth rate range of 3.5% to 5.0% and terminal year (CY2030E) UFCF of $742M (~17% margin)*
- *Assumes current shareholders incur ~1% annual dilution through issuance of equity awards throughout the projection period, representing ~8.5% cumulative dilution per Rover Management*

($MM, except per share amounts)

	Illustrative Present Value as of June 30, 2024								
Discount Rate:	10.5%			11.75%			13.0%		
Terminal Perpetuity Growth Rate	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%	3.5%	4.3%	5.0%
Implied Terminal NTM EBITDA Multiple:	*8.6x*	*9.6x*	*10.9x*	*7.3x*	*8.0x*	*8.9x*	*6.4x*	*6.9x*	*7.6x*
PV of Unlevered FCFs Adj. for Dilution (Q3-Q4 CY24E - CY30E)	$2,584	$2,584	$2,584	$2,492	$2,492	$2,492	$2,405	$2,405	$2,405
PV of Terminal Value Adj. for Dilution (CY31E & Beyond)	$5,558	$6,270	$7,176	$4,408	$4,884	$5,466	$3,581	$3,916	$4,314
% of Enterprise Value in Terminal Value	*68%*	*71%*	*74%*	*64%*	*66%*	*69%*	*60%*	*62%*	*64%*
Implied Enterprise Value	**$8,142**	**$8,854**	**$9,761**	**$6,900**	**$7,376**	**$7,958**	**$5,986**	**$6,321**	**$6,719**
Less: Debt (1)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)	(2,311)
Plus: Cash (as of 6/30/24) (1)(2)	179	179	179	179	179	179	179	179	179
Implied Equity Value	**$6,010**	**$6,722**	**$7,628**	**$4,768**	**$5,244**	**$5,825**	**$3,854**	**$4,189**	**$4,587**
Implied Price Per Share (3)	**$12.82**	**$14.27**	**$16.12**	**$10.29**	**$11.26**	**$12.45**	**$8.38**	**$9.08**	**$9.91**
Premium/(Discount) to Unaffected (4)	*16%*	*29%*	*45%*	*(7%)*	*1%*	*12%*	*(25%)*	*(18%)*	*(11%)*

Note: Assumes mid-period discounting convention. Rover Management Plan provided by Rover Management in April 2024.
(1) Balance sheet statistics per Rover 10-Q for the period ended March 31, 2024.
(2) Includes cash generation of $0.3M for Q2'24 based on Rover Management Plan provided by Rover Management in April 2024.
(3) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of June 18, 2024. Fully diluted shares calculated using treasury stock method.
(4) Implied premium based on unaffected price as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.

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Selected Precedent Transactions

Legend
* *Selected Business Process Outsourcing Transactions*

Selected Healthcare IT and BPO Transactions Greater than $1Bn Since 2014

Illustrative Selected Transactions LTM EBITDA Range: 12.0x – 16.0x

Illustrative Selected Transactions NTM EBITDA Range: 11.0x – 15.0x

($MM)

Annc. Date	Target	Acquiror	Description	FD Equity Value	FD Enterprise Value	Transaction Multiples: Revenue LTM	Transaction Multiples: Revenue NTM	Transaction Multiples: Adj. EBITDA LTM	Transaction Multiples: Adj. EBITDA NTM	Premium (1): Unaffected 1-Day	Premium (1): LTM High	NTM Operating Statistics: Revenue $	NTM Operating Statistics: Revenue Growth	NTM Operating Statistics: Adj. EBITDA Margin
08/19/21	Inovalon	Nordic Capital	Cloud-based SaaS healthcare solutions	$6,415	$7,227	10.1x	8.8x	29.0x	25.0x	25%	20%	$819	14%	35%
01/10/22	Cloudmed	Rover	Revenue cycle management solutions	3,198	4,054	12.2	9.1	30.4	21.2	–	–	446	35%	43%
09/06/23	NextGen Healthcare	Thoma Bravo	EHR and practice management solutions for ambulatory practices	1,638	1,731	2.6	2.4	14.5	18.9	46%	15%	730	8%	13%
* 09/15/14	TriZetto	Cognizant	RCM specialist with services including enterprise and component software	–	2,700	3.8	3.5	19.0	17.6	–	–	768	8%	20%
12/21/20	HMS	Veritas (Gainwell)	Cost containment software for providers	3,370	3,399	5.3	4.6	21.1	16.6	10%	10%	735	14%	28%
06/19/18	Cotiviti	Veritas (Verscend)	Healthcare analytics for clinical datasets	4,328	4,909	6.7	6.4	17.9	15.9	32%	0%	764	4%	40%
08/09/16	Press Ganey	EQT	Patient experience and workforce engagement solutions	2,246	2,384	6.9	6.2	18.2	15.9	0%	(1%)	385	12%	39%
12/20/21	Cerner	Oracle	Leading EHR solutions provider	28,305	28,938	5.1	4.8	15.4	14.1	20%	14%	6,027	6%	34%
11/11/18	athenahealth	Veritas Capital & Elliott	EHR, RCM, and patient engagement software and services	5,695	5,650	4.3	3.9	14.9	14.0	27%	(4%)	1,438	10%	28%
06/21/22	Convey	TPG	Technology and services solution for government-sponsored health plans	825	1,076	3.1	2.6	15.7	13.4	113%	(19%)	410	17%	20%
01/06/21	Change Healthcare	United HC (Optum Health)	Revenue and payment cycle management software	8,267	13,051	4.2	3.9	14.1	13.0	41%	37%	3,331	8%	30%
11/02/15	MedAssets	Pamplona	Healthcare performance improvement company	1,966	2,755	3.6	3.6	11.5	11.3	32%	32%	763	(0%)	32%
* 06/14/18	Intelenet	Teleperformance	India-based BPO offering contact center and RPA solutions	–	1,000	2.2	2.0	12.0	10.9	–	–	494	10%	19%
* 06/18/21	Sykes Enterprises	Sitel Group	Multinational provider of BPO and IT consulting services	2,222	2,157	1.2	1.1	10.0	9.8	31%	17%	1,878	7%	12%
* 06/28/18	Convergys	SYNNEX	Provider of customer experience outsourcing services	2,478	2,767	1.0	1.0	7.9	8.3	17%	(1%)	2,639	(4%)	13%
03/28/22	Ensemble Health	Berkshire Partners & Warburg Pincus	Revenue cycle management solutions for health systems	–	5,000	6.2	NA	18.7	NA	–	–	–	–	–
11/22/21	athenahealth	Bain & H&F	EHR, RCM, and patient engagement software and services	17,000	17,000	8.9	–	16.1	–	–	–	1,900	–	56%
Median:						*4.2x*	*3.6x*	*15.4x*	*14.0x*	*31%*	*10%*		*8%*	*28%*
Mean:						*4.3*	*3.6*	*15.1*	*13.8*	*34%*	*9%*		*8%*	*27%*
New Mountain Capital Proposal @ $13.25 (2) (3) (4)						*3.3x*	*3.1x*	*13.0x*	*12.5x*	*19%*	*(28%)*		*6%*	*25%*

Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research.
Note: '–' = Not publicly available or not meaningful. Multiples greater than 50.0x or negative considered not meaningful.
(1) Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial rumors existed.
(2) Reflects NMC Revised Proposal received on July 2, 2024.
(3) LTM statistics pro forma for Acclara acquisition based on statistics disclosed in Rover investor presentation.
(4) Premium shown is to Rover price as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.

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Rover Selected Analyst Price Targets and Valuation Methodologies

Based on Latest Price Targets
(JPM / Barclays Discontinued Coverage Due to Involvement in Potential Txn.)

			Price Target		
Date	Broker	Rating	Unaffected (2)	Current	Methodology
5/14/2024	Cantor Fitzgerald	Buy	$20.00	$20.00	3.4x CY25E Revenue and 12.1x CY25E EBITDA
7/1/2024	TD Cowen	Buy	20.00	20.00	15.0x CY25E EBITDA
7/1/2024	RBC	Buy	19.00	19.00	~14.0x CY25E EBITDA
7/1/2024	Leerink (4)	Buy	-	17.00	12.0x CY25E EBITDA
7/2/2024	Morgan Stanley	Buy	17.00	17.00	12.0x CY25E EBITDA
7/2/2024	Citi	Buy	14.00	16.00 ↑	12.5x CY25E EBITDA
5/8/2024	Stephens	Buy	16.00	16.00	12.0x CY25E EBITDA
6/13/2024	Truist	Hold	16.00	16.00	~11.0x CY25E EBITDA; Illustrative LBO Analysis
7/2/2024	Jefferies	Buy	18.00	15.00 ↓	~11.0x CY25E EBITDA
7/2/2024	Cannacord Genuity	Buy	17.00	15.00 ↓	14.5x CY24E EBITDA
5/30/2024	Guggenheim	Buy	17.00	15.00 ↓	13.0x CY25E EBITDA
7/2/2024	Deutsche Bank	Hold	15.00	14.00 ↓	12.5x CY24E EBITDA
7/1/2024	Evercore	Hold	12.00	14.00 ↑	Blended DCF and Valuation Multiples
1/18/2024	Baird	Buy	18.00	-	
1/8/2024	Barclays	Buy	14.00	-	*Suspended coverage due to involvement in transaction*
1/4/2024	KeyBanc	Buy	13.00	-	
1/9/2024	JP Morgan	Hold	11.00	-	*Suspended coverage due to involvement in transaction*
	Median		**$16.50**	**$16.00**	*Represents a 44% premium to Rover unaffected price of $11.10(2)*
	Mean		**$16.06**	**$16.46**	

Valuation Methodology Summary



DCF 7%
Revenue 7%
EBITDA 86%

Ratings Summary



Hold 23%
Buy 77%

Price Targets



NMC Proposal(3): $13.25
Unaffected Price(2): $11.10
$20.00
$20.00
$19.00
$17.00
$17.00
$16.00
$16.00
$16.00
$15.00
$15.00
$15.00
$14.00
$14.00
Cantor Fitzgerald
TD Cowen
RBC
Leerink
Morgan Stanley
Citi
Stephens
Truist
Jefferies
Cannacord Genuity
Guggenheim
Deutsche Bank
Evercore

Source: FactSet and Wall Street research as of July 3, 2024.

Note: Excludes research not available to Qatalyst. Baird excluded given there has been no new research published since the prior SC meeting on April 17, 2024.

(1) Per FactSet broker targets and ratings as of July 3, 2024.
(2) Price based on unaffected date as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(3) Reflects NMC Revised Proposal received on July 2, 2024.
(4) Leerink unaffected price target as of February 23, 2023 excluded.

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Highly Preliminary and Subject to Change

Illustrative Valuation Framework Summary

	Illustrative Valuation Analyses					Illustrative Other Reference Statistics		
Valuation Analysis	Illustrative Discounted Cash Flow Analysis (1)(2)(3)	Illustrative 2-Year Forward Future Trading Analysis (2)		Illustrative Selected Transaction Analysis (2)(3)		Premiums Paid in Selected Transactions	Last Twelve Months Trading (9)	Broker Price Targets (6)
				FD Enterprise Value / LTM EBITDA Multiples	FD Enterprise Value / NTM EBITDA Multiples	>$1Bn Tech Since 2003		13 Brokers
Reference Range	*WACC Range: 10.5% - 13.0%* *Perpetuity Growth Rate Range: 3.5% - 5.0%*	*Cost of Equity: 14.5%* *CY27E EBITDA Mult.: 8.0x - 12.0x*		*LTM EBITDA Selected Multiple Range:* *12.0x - 16.0x*	*NTM EBITDA Selected Multiple Range:* *11.0x - 15.0x*	*1-Day Unaffected Premia 25th - 75th Percentile:* *18% - 45%*	*LTM High Date: July 17, 2023* *LTM Low Date: January 11, 2024*	*Current Broker Price Targets (as of 07/03/24):* *$14.00 - $20.00*
Financial Case	Rover Management Plan (4)	Rover Management Plan (4)	Rover Street (5)	Rover Actuals (10)	Rover Street (5)	N/A	N/A	N/A
Implied Rover Price Per Share								



$16.12
$8.38
$16.20
$10.12
$16.48
$10.32
$17.20
$11.96
$16.59
$11.17
$16.05
$13.04
$18.49
$9.11
$20.00
$14.00
NMC Revised Proposal: $13.25(7)
Unaffected Price(8): $11.10

(1) Present values as of June 30, 2024, assuming mid-period discounting. Assumes current Rover shareholders incur ~8.5% cumulative dilution through issuance of equity awards over the projected period.
(2) Common shares outstanding, RSUs, PBRSUs, options, and warrants per Rover Management as of June 18. Fully diluted shares calculated using treasury stock method.
(3) Balance sheet statistics per Rover 10-Q for the period ended March 31, 2024. Cash as of June 30, 2024 based on interim cash generation of $0.3M in Q2'24 per Rover Management.
(4) Rover Management Plan provided by Rover Management in April 2024.
(5) Rover Street projections based on FactSet mean consensus estimates as of July 3, 2024.
(6) Broker price targets as July 3, 2024.
(7) Reflects NMC Revised Proposal received on July 2, 2024.
(8) Unaffected statistics as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(9) LTM trading based on LTM prior to and including February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(10) Historical statistics per latest available publicly filed Rover financial statements. LTM EBITDA pro forma for Acclara LTM Adj. EBITDA of $25M per publicly filed Rover investor presentation dated December 6, 2023.

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Rover Illustrative Statistics at Various Prices ($MM, except per share amounts) NMC Initial Rover Rover NMC (7) Draft Proposal Unaffected Current Revised Proposal as of 2/23/24 (5) as of 7/3/24 (7/2/24) (6) Illustrative Rover Valuation Statistics Illustrative Share Price: $11.10 $11.13 $13.25 $13.75 $14.25 $14.75 $15.25 $15.75 Implied Transaction Premium Statistic Premium to Price Prior to Public Disclosure of NMC Initial Draft Proposal (2/23/24) (5) $11.10 - 0% 19% 24% 28% 33% 37% 42% Premium to Price Prior to Public Disclosure of NMC Revised Draft Proposal (7/1/24) (6) 12.56 (12%) (11%) 5% 9% 13% 17% 21% 25% Premium to 30-Day VWAP (Prior to Public Disclosure of NMC Initial Draft Proposal) (1) 10.31 8% 8% 28% 33% 38% 43% 48% 53% Premium to Price Prior to Request for Waiver of Investor Rights (1/25/24) (6) 10.17 9% 9% 30% 35% 40% 45% 50% 55% Premium to 30-Day VWAP Prior to Request for Waiver of Investor Rights (1/25/24) (8) 10.07 10% 10% 32% 36% 41% 46% 51% 56% Premium to Current Price (7/3/24) 11.13 (0%) - 19% 24% 28% 33% 37% 42% Premium to Price as of 7/2/24 (Day After NMC Requested Waiver to Submit Proposal Withou 10.90 2% 2% 22% 26% 31% 35% 40% 44% Premium to LTM High Share Price (07/17/2023) 18.49 (40%) (40%) (28%) (26%) (23%) (20%) (18%) (15%) Premium to LTM Low Share Price (01/11/2024) 9.11 22% 22% 45% 51% 56% 62% 67% 73% Implied Valuation & Multiples Fully-Diluted Equity Value (2) $5,113 $5,178 $6,219 $6,464 $6,710 $6,955 $7,201 $7,446 Fully-Diluted Enterprise Value (2) $7,286 $7,311 $8,352 $8,598 $8,843 $9,089 $9,334 $9,579 Street Consensus Estimates Revenue Multiples (3) Statistic NTM (Period Ending March 31, 2025) $2,700 2.7x 2.7x 3.1x 3.2x 3.3x 3.4x 3.5x 3.5x CY25E 2,918 2.4 2.5 2.9 2.9 3.0 3.1 3.2 3.3 Adj. EBITDA Multiples (3) NTM (Period Ending March 31, 2025) $666 10.7x 11.0x 12.5x 12.9x 13.3x 13.6x 14.0x 14.4x CY25E 770 9.1 9.5 10.9 11.2 11.5 11.8 12.1 12.4 Rover Management Plan Revenue Multiples (4) Statistic NTM (Period Ending March 31, 2025) $2,790 2.6x 2.6x 3.0x 3.1x 3.2x 3.3x 3.3x 3.4x CY25E 2,913 2.5 2.5 2.9 3.0 3.0 3.1 3.2 3.3 Adj. EBITDA Multiples (4) NTM (Period Ending March 31, 2025) $714 10.2x 10.2x 11.7x 12.0x 12.4x 12.7x 13.1x 13.4x CY25E 766 9.5 9.5 10.9 11.2 11.5 11.9 12.2 12.5 Note: Current market prices as of July 3, 2024. (5) Statistics based on Rover’s stock price, capitalization, and consensus estimates as of February 23, 2024, the trading day prior to public filing (1) Volume-weighted average prices based on trading days per FactSet as of February 23, 2024, the trading day prior to public filing of the of the NMC Initial Draft Proposal. NMC Initial Draft Proposal. (6) Reflects NMC Revised Proposal received on July 2, 2024. (2) Rover capitalization as of June 18, 2024 provided by Rover Management. Balance sheet statistics per Rover 10-Q for the period ended March (7) Reflects NMC Initial Draft Proposal publicly filed on February 26, 2024. 15 31, 2024. (8) Volume-weighted average prices based on trading days per FactSet as of January 25, 2024, the trading day prior to the request for waiver of (3) Rover Street projections based on FactSet mean consensus estimates as of July 3, 2024. investor rights. CONFIDENTIAL | PRELIMINARY DRAFT (4) Rover Management Plan provided by Rover Management in April 2024.

Appendix

Trading and Operating Statistics of Selected Companies

($MM, except per share information)

		FD Capitalization		Trading Statistics				Operating Statistics									
				Enterprise Value /				Revenue				Adj. EBITDA					
	Stock Price	Equity	Ent.	Revenue		Adj. EBITDA		$		% Growth		$		Margins		% Growth	
Company (FYE)	7/3/2024	Value	Value	CY24E	CY25E	CY24E	CY25E	CY24E	CY25E	'23-24E	'24-25E	CY24E	CY25E	CY24E	CY25E	'23-24E	'24-25E
Rover (Street) (Current) (Dec)	$11.13	$5,178	$7,311	2.8x	2.5x	11.4x	9.5x	$2,611	$2,918	16%	12%	$642	$770	25%	26%	5%	20%
Rover (Street) (Unaffected) (Dec) (1)	11.10	5,113	7,286	2.7	2.4	10.7	9.1	2,688	3,068	19%	14%	684	799	25%	26%	11%	17%
Selected Healthcare Technology																	
HealthEquity (Jan.)	$83.56	$7,594	$8,455	7.2x	6.3x	18.1x	15.3x	$1,171	$1,339	18%	14%	$466	$551	40%	41%	26%	18%
Waystar (Dec)	21.50	3,706	5,026	5.7	5.2	14.3	13.3	884	968	12%	10%	352	379	40%	39%	-	8%
Progyny (Dec)	28.26	2,771	2,400	1.9	1.7	11.0	9.2	1,239	1,438	14%	16%	218	260	18%	18%	17%	19%
Evolent Health (Dec)	19.74	2,376	3,196	1.2	1.1	12.9	9.8	2,576	2,988	31%	16%	248	325	10%	11%	27%	31%
Premier (Jun.)	18.37	1,955	2,022	1.6	1.6	5.2	5.3	1,287	1,285	(2%)	(0%)	391	382	30%	30%	(17%)	(2%)
Phreesia (Jan.)	20.51	1,293	1,230	2.9	2.5	53.0	25.4	420	498	20%	18%	23	48	6%	10%	-	-
Omnicell (Dec)	26.76	1,259	1,322	1.2	1.2	13.1	10.0	1,070	1,138	(7%)	6%	101	132	9%	12%	(27%)	31%
HealthStream (Dec)	27.60	857	774	2.6	2.5	11.7	11.1	294	310	5%	5%	66	70	22%	23%	8%	6%
Health Catalyst (Dec)	6.18	396	298	1.0	0.9	12.0	8.1	308	343	4%	11%	25	37	8%	11%	-	50%
TruBridge (Dec)	11.19	174	356	1.1	1.0	7.8	6.9	333	355	(1%)	7%	45	52	14%	15%	(5%)	14%
Median				*1.8x*	*1.6x*	*12.5x*	*9.9x*			*9%*	*10%*			*16%*	*16%*	*8%*	*18.3%*
Mean				*2.6*	*2.4*	*15.9*	*11.4*			*9%*	*10%*			*20%*	*21%*	*4%*	*19%*
Selected Business Process Outsourcing																	
Genpact (Dec)	$31.83	$5,903	$6,764	1.5x	1.4x	8.0x	7.4x	$4,616	$4,872	3%	6%	$844	$911	18%	19%	2%	8%
ExlService (Dec)	31.40	5,253	5,352	3.0	2.7	14.1	13.0	1,808	2,017	11%	12%	381	410	21%	20%	10%	8%
WNS (Mar.)	53.75	2,642	2,577	2.0	1.8	7.8	6.5	1,290	1,408	(1%)	9%	330	394	26%	28%	4%	19%
Median				*2.0x*	*1.8x*	*8.0x*	*7.4x*			*3%*	*9%*			*21%*	*20%*	*4%*	*8%*
Mean				*2.1*	*2.0*	*10.0*	*9.0*			*4%*	*9%*			*22%*	*22%*	*5%*	*12%*

Source: FactSet median consensus estimates and Wall Street analyst research. "In-the money" convertible debt assumed to be net share settled.
Note: Based on market prices as of July 3, 2024. Multiples greater than 75x or negative noted as dashes. EBITDA growth of >50% and <(50%) noted as dash.
(1) Statistics based on Rover's stock price, capitalization, and consensus estimates as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.

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Selected Technology Transaction Premia Premia in Selected >$1Bn Public Technology Transactions Since 2003 1- Day Premia Paid NMC Proposal @ Median: 28% 428 Total Transactions $13.25/share: Premium (1) in Data Set 19% Premium th 25 Percentile: 98 18% Premium Mean: 33% 79 Premium th 75 Percentile: 45% Premium 62 55 51 35 19 18 11 Premium Min Range: <10% 10% 20% 30% 40% 50% 60% 70% 80% Max Range: 10% 20% 30% 40% 50% 60% 70% 80% >80% # of Transactions 55 79 98 62 51 35 18 11 19 % of Total 13% 18% 23% 14% 12% 8% 4% 3% 4% % of Total At Or Below Range 13% 31% 54% 69% 81% 89% 93% 96% 100% Source: FactSet as of July 3, 2024. Note: Based on FactSet premia and unaffected dates for technology M&A transactions greater than $1Bn enterprise value since 2003. 18 (1) Reflects New Mountain Capital Proposal received on July 2, 2024. Premium shown is to Rover price as of February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal. CONFIDENTIAL | PRELIMINARY DRAFT 1-Day

Illustrative Cost of Capital Analysis

($MM, except per share information)

	Illustrative Cost of Equity Analysis								
						Betas			
						Historical (1) (5)		Predicted (2) (5)	
	Current Stock Price	FD Equity Value	Debt	Equity / Debt	Tax Rate	Levered Beta	Unlevered Beta	Levered Beta	Unlevered Beta
Rover (Unaffected) (3)(4)	$11.13	$5,113	$2,311	69% / 31%	21%	0.92	0.68	1.63	1.20
Selected Healthcare Technology									
HealthEquity	$83.56	$7,594	$1,112	87% / 13%	21%	0.90	0.80	0.95	0.85
Genpact	31.83	5,903	1,312	82% / 18%	24%	1.06	0.91	0.81	0.69
ExlService	31.40	5,253	345	94% / 6%	22%	1.38	1.31	0.91	0.86
Evolent Health	19.74	2,376	788	75% / 25%	18%	1.26	0.99	1.56	1.22
Progyny	28.26	2,771	0	100% / 0%	22%	1.30	1.30	1.13	1.13
Premier	18.37	1,955	129	94% / 6%	31%	0.48	0.46	0.90	0.86
Phreesia	20.51	1,293	33	98% / 2%	21%	1.29	1.26	1.55	1.52
Omnicell	26.76	1,259	575	69% / 31%	21%	0.98	0.72	1.44	1.06
HealthStream	27.60	857	0	100% / 0%	24%	0.72	0.72	0.49	0.49
Health Catalyst	6.18	396	230	63% / 37%	21%	1.12	0.77	1.60	1.09
TruBridge	11.19	174	186	48% / 52%	25%	0.95	0.52	1.06	0.58
Median				87% / 13%		*1.06*	*0.80*	*1.06*	*0.86*
Mean				83% / 17%		*1.04*	*0.89*	*1.13*	*0.94*

	Overall Betas	
	Historical Unlevered Beta	Predicted Unlevered Beta
Rover (Street) (3)	0.70	1.24
Overall Median	0.81	0.87
Illustrative Unlevered Beta Calculation		
67% Rover (Street) (3)	0.47	0.83
33% Overall Median	0.27	0.29
Illustrative Unlevered Beta	**0.73**	**1.12**

Sources: FactSet, Barra.
Note: Prices as of July 3, 2024. Debt includes currently outstanding face value of 'in-the-money' convertible debt and excludes minority interests. Excludes international companies.
(1) Based on Bloomberg betas as of June 28, 2024.
(2) Based on Barra betas as of June 28, 2024.
(3) Rover betas as of January 31, 2024, based on available betas prior to February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.
(4) Rover capitalization as of February 23, 2024, the trading day prior to the public filing to the NMC Initial Draft Proposal.
(5) Waystar excluded due to limited trading history.

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Illustrative Cost of Capital Analysis *(Continued)*

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Predicted Beta Sensitivity (4) (7)							
		Cost of Equity			WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*31%*	*31%*	*31%*	*31%*	*31%*	*31%*
1.09	<--- *Overall Blended*	13.8%	14.5%	15.2%	11.5%	12.0%	12.5%
1.20	<--- *Standalone*	14.8%	15.5%	16.3%	12.1%	12.7%	13.2%

Cost of Capital Calculation - Equity Market Risk Premium / Unlevered Historical Beta Sensitivity (5) (7)							
		Cost of Equity			WACC		
Unlevered	*Equity Market Risk Prem.:*	*6.2%*	*6.7%*	*7.2%*	*6.2%*	*6.7%*	*7.2%*
Beta	*Debt as % of Cap.:*	*31%*	*31%*	*31%*	*31%*	*31%*	*31%*
0.72	<--- *Overall Blended*	12.7%	13.1%	13.6%	10.7%	11.0%	11.3%
0.68	<--- *Standalone*	12.3%	12.8%	13.2%	10.5%	10.8%	11.1%

Note: Unlevered Betas based on median of peer group.

(1) Based on 20-Year U.S. Interpolated Treasury Yield as of July 03, 2024. Source: FactSet.

(2) Long-horizon expected equity risk premium (historical) and Long-horizon expected equity risk premium (supply-side) based on Duff & Phelps Cost of Capital Navigator (2024).

(3) Size premium based on Duff & Phelps Cost of Capital Navigator (2024).

(4) Based on Barra betas as of June 28, 2024. Rover betas as of January 31, 2024, based on available betas prior to February 23, 2024, the trading day prior to public filing of the NMC Initial Draft Proposal.

(5) Based on Bloomberg 5-year weekly betas as of June 28, 2024.

(6) Illustrative 8.0% pre-tax cost of debt based on interest rates on Term A Loan, Senior Revolver, and Term B Loan per Rover 10-K as of December 31, 2023. All Rover debt is floating-rate.

(7) Waystar excluded due to limited trading history.

Market Assumptions	
Risk Free Rate (1)	4.6%
Market Risk Premium (2)	6.2% - 7.2%
Cost of Debt (6)	8.0%
Size Premium (3)	
Historical	2.0%
Predicted	0.0%

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Qatalyst PARTNERS

CONFIDENTIAL | PRELIMINARY DRAFT

Disclaimer These materials have been prepared by Qatalyst Partners LP (including any affiliates “Qatalyst”) for the Qatalyst client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Qatalyst. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Qatalyst. Qatalyst assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, Qatalyst has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by Qatalyst in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Qatalyst, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting this presentation, the Company acknowledges that (a) Qatalyst is not in the business of providing (and the Company is not relying on Qatalyst for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any transaction, (c) the Company should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) the Company should apprise senior management as to such legal, tax and accounting advice (and any risks associated with any transaction) and Qatalyst’s disclaimer as to these matters. Qatalyst does not provide tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Qatalyst to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Any discussion of tax matters in these materials may have been written in connection with the “promotion” or “marketing” of any transaction contemplated hereby. Accordingly, any taxpayer should seek advice based on such taxpayer’s particular circumstances from an independent tax advisor. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Qatalyst to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Qatalyst is not acting in any other capacity as a fiduciary to the Company. Qatalyst assumes no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use of the Company, and may not be reproduced, disseminated, quoted, summarized or referred to, in whole or in part, without the prior written consent of Qatalyst. These materials may not reflect information known to other professionals in other business areas of Qatalyst. Qatalyst is a full service securities firm providing investment banking and other services and products to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities or loans of the Company, potential counterparties, or any other company that may be involved in a transaction. Qatalyst is required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with it, which information includes the complete name and address and taxpayer ID number. Qatalyst may also request corporate formation documents, or other forms of identification, to verify information provided. 21 CONFIDENTIAL | DRAFT